Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Wendy L. Simpson Pam Kessler (805) 981-8655

LTC REPORTS 2017 FOURTH QUARTER RESULTS

AND DISCUSSES RECENT INVESTMENT ACTIVITY

WESTLAKE VILLAGE, CALIFORNIA, March 1, 2018— LTC Properties, Inc. (NYSE: LTC), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for its fourth quarter ended December 31, 2017.

Net income available to common stockholders was $19.8 million, or $0.50 per diluted share, for the 2017 fourth quarter, compared with $20.6 million, or $0.53 per diluted share, for the same period in 2016. The decrease in net income available to common stockholders was primarily due to: a $1.2 million net loss on the sale of an assisted living community; donation of a skilled nursing center in the fourth quarter of 2017; higher interest expense resulting from the sale of $100.0 million senior unsecured notes in 2017; a reduction in rental income related to the properties sold in 2017; and a defaulted master lease that was placed on a cash basis during the third quarter of 2017, partially offset by higher income from unconsolidated joint ventures and mezzanine loans.

Funds from Operations (“FFO”) was $30.4 million for the 2017 fourth quarter, compared with $30.7 million for the comparable 2016 period. FFO per diluted common share was $0.77 and $0.78 for the quarters ended December 31, 2017 and 2016, respectively. The decrease in FFO and FFO per diluted common share was primarily due to the same factors that impacted net income available to common stockholders, except for the net loss on sale which is added back to FFO.

During the fourth quarter of 2017, LTC completed the following transactions:

•                  Acquired a newly constructed 73-unit assisted living and memory care community in Missouri for $16.6 million. The property was added to an existing master lease agreement at an initial annual lease rate of 7.0%.

•                  Entered into a partnership agreement with a 90% controlling interest to develop a 110-unit independent living, assisted living and memory care community in Wisconsin. The total estimated project cost, including the purchase of land, is $22.5 million. LTC anticipates entering into a 10-year lease agreement at an initial cash yield of 7.5% with a new operator.

•                  Entered into a partnership agreement with a 90% controlling interest to acquire an 87-unit assisted living and memory care community in South Carolina for $10.0 million. Simultaneously with the acquisition, LTC entered into a 10-year master lease agreement with a new operator at an initial cash yield of 7.25%.

•                  Completed the development of a 66-unit memory care community in Illinois which opened in December 2017.

•                  Sold a 36-unit closed assisted living community in Oregon for $1.4 million and recorded a net loss on sale of $70,000.

•                  Donated an 85-bed skilled nursing center located in Texas to a nonprofit health care provider organization. The net book value of this property was $1.2 million.

Conference Call Information

LTC will conduct a conference call on Friday, March 2, 2018, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended December 31, 2017. The conference call is accessible by telephone and the internet. Telephone access will be available by dialing 877-510-2862 (domestically) or 412-902-4134 (internationally). To participate in the webcast, go to LTC’s website at www.LTCreit.com 15 minutes before the call to download the necessary software.

An audio replay of the conference call will be available from March 2 through March 16, 2018 and may be accessed by dialing 877-344-7529 (domestically) or 412-317-0088 (internationally) and entering conference number 10115647. Additionally, an audio archive will be available on LTC’s website on the “Presentations” page of the “Investor Information” section, which is under the “Investors” tab. LTC’s earnings release and supplemental information package for the current period will be available on its website on the “Press Releases” and “Presentations” pages, respectively, of the “Investor Information” section which is under the “Investors” tab.

About LTC

LTC is a self-administered real estate investment trust that primarily invests in seniors housing and health care properties primarily through sale-leaseback transactions, mortgage financing and structured finance solutions including mezzanine lending. At December 31, 2017, LTC had 202 investments located in 29 states comprising 105 assisted living communities, 96 skilled nursing centers and 1 behavioral health care hospital. Assisted living communities, independent living communities, memory care communities and combinations thereof are included in the assisted living property type. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCreit.com, or connect with us on Twitter @LTCreit and LinkedIn.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(unaudited)		(audited)
Revenues:
Rental income	$34,124	$34,822	$137,657	$133,527
Interest income from mortgage loans	6,719	6,974	26,769	27,321
Interest and other income	886	345	3,639	735
Total revenues	41,729	42,141	168,065	161,583

Expenses:
Interest expense	7,683	6,856	29,949	26,442
Depreciation and amortization	9,424	9,309	37,610	35,932
Impairment charges	—	766	1,880	766
(Recovery) provision for doubtful accounts	(67)	212	(206)	457
Transaction costs	—	83	56	179
General and administrative expenses	4,243	4,548	17,513	17,412
Total expenses	21,283	21,774	86,802	81,188

Operating income	20,446	20,367	81,263	80,395
Income from unconsolidated joint ventures	628	299	2,263	1,138
(Loss) gain on sale of real estate, net	(1,240)	—	3,814	3,582
Net income	19,834	20,666	87,340	85,115
Income allocated to participating securities	(81)	(89)	(362)	(385)
Net income available to common stockholders	$19,753	$20,577	$86,978	$84,730

Earnings per common share:
Basic	$0.50	$0.53	$2.21	$2.21
Diluted	$0.50	$0.53	$2.20	$2.21

Weighted average shares used to calculate earnings per common share:
Basic	39,429	39,065	39,409	38,388
Diluted	39,645	39,260	39,637	38,597

Dividends declared and paid per common share	$0.57	$0.57	$2.28	$2.19

Supplemental Reporting Measures

FFO, adjusted FFO (“AFFO”), and Funds Available for Distribution (“FAD”) are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO, AFFO and FAD as supplemental measures of operating performance. The Company believes FFO, AFFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO, AFFO and FAD facilitate like comparisons of operating performance between periods. Additionally the Company believes that normalized FFO, normalized AFFO and normalized FAD provide useful information because they allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for certain items detailed in the reconciliations. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define AFFO as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income and deferred income from unconsolidated joint ventures. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value.  Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate.  By excluding the non-cash portion of rental income, interest income from mortgage loans and income from unconsolidated joint ventures, investors, analysts and our management can compare AFFO between periods. Normalized AFFO represents AFFO adjusted for certain items detailed in the reconciliations.

We define FAD as AFFO excluding the effects of non-cash compensation charges, capitalized interest and non-cash interest charges. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs. Normalized FAD represents FAD adjusted for certain items detailed in the reconciliations.

While the Company uses FFO, Normalized FFO, AFFO, Normalized AFFO, FAD and Normalized FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO, AFFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and normalized FFO attributable to common stockholders, as well as normalized AFFO and normalized FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended		Twelve Months Ended
	December 30,		December 30,
	2017	2016	2017	2016

GAAP net income available to common stockholders	$19,753	$20,577	$86,978	$84,730
Add: Depreciation and amortization	9,424	9,309	37,610	35,932
Add: Impairment charges	—	766	1,880	766
Loss (Gain) on sale of real estate, net	1,240	—	(3,814)	(3,582)
NAREIT FFO attributable to common stockholders	30,417	30,652	122,654	117,846

Less: Non-cash rental income	(2,804)	(4,777)	(8,485)	(11,532)
Less: Non-cash other income	—	—	(842)	—
Less: Effective interest income from mortgage loans	(1,398)	(1,349)	(5,500)	(5,256)
Less: Deferred income from unconsolidated joint ventures	(36)	—	(177)	—
Adjusted FFO (AFFO)	26,179	24,526	107,650	101,058

Add: Non-cash compensation charges	1,282	1,131	5,249	4,280
Add: Non-cash interest related to earn-out liabilities	126	146	602	684
Less: Capitalized interest	(281)	(215)	(908)	(1,408)
Funds available for distribution (FAD)	$27,306	$25,588	$112,593	$104,614

NAREIT Basic FFO attributable to common stockholders per share	$0.77	$0.78	$3.11	$3.07
NAREIT Diluted FFO attributable to common stockholders per share	$0.77	$0.78	$3.10	$3.06

NAREIT Diluted FFO attributable to common stockholders	$30,498	$30,741	$123,016	$118,231
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	39,645	39,260	39,637	38,597

Diluted AFFO	$26,260	$24,615	$108,012	$101,443
Weighted average shares used to calculate diluted AFFO per share	39,645	39,260	39,637	38,597

Diluted FAD	$27,387	$25,677	$112,955	$104,999
Weighted average shares used to calculate diluted FAD per share	39,645	39,260	39,637	38,597

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share)

	December 31, 2017	December 31, 2016
	(audited)	(audited)
ASSETS
Investments:
Land	$124,041	$116,096
Buildings and improvements	1,262,335	1,185,467
Accumulated depreciation and amortization	(304,117)	(275,861)
Operating real estate property, net	1,082,259	1,025,702
Properties held-for-sale, net of accumulated depreciation: 2017—$1,916; 2016—$0	3,830	—
Real property investments, net	1,086,089	1,025,702
Mortgage loans receivable, net of loan loss reserve: 2017—$2,255; 2016—$2,315	223,907	229,801
Real estate investments, net	1,309,996	1,255,503
Notes receivable, net of loan loss reserve: 2017—$166; 2016—$166	16,402	16,427
Investments in unconsolidated joint ventures	29,898	25,221
Investments, net	1,356,296	1,297,151

Other assets:
Cash and cash equivalents	5,213	7,991
Debt issue costs related to bank borrowings	810	1,847
Interest receivable	15,050	9,683
Straight-line rent receivable, net of allowance for doubtful accounts: 2017—$814; 2016—$960	64,490	55,276
Prepaid expenses and other assets	23,711	22,948
Total assets	$1,465,570	$1,394,896

LIABILITIES
Bank borrowings	$96,500	$107,100
Senior unsecured notes, net of debt issue costs: 2017—$1,131; 2016—$1,009	571,002	502,291
Accrued interest	5,276	4,675
Accrued incentives and earn-outs	8,916	12,229
Accrued expenses and other liabilities	25,228	28,553
Total liabilities	706,922	654,848

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2017—39,570; 2016—39,221	396	392
Capital in excess of par value	856,992	839,005
Cumulative net income	1,100,783	1,013,443
Cumulative distributions	(1,203,011)	(1,112,792)
Total LTC Properties, Inc. stockholders’ equity	755,160	740,048
Non-controlling interests	3,488	—
Total equity	758,648	740,048
Total liabilities and equity	$1,465,570	$1,394,896